                                                                     EXHIBIT k.2



                       AIM Select Real Estate Income Fund


                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                as Auction Agent

                           ---------------------------


                             BROKER-DEALER AGREEMENT

                          dated as of ________ __, 2002

                                   Relating to

                          Auction Rate Preferred Shares

                              Series M, W, R and F

                                       of

                       AIM Select Real Estate Income Fund


                           ---------------------------


                                 [BROKER DEALER]

                             BROKER-DEALER AGREEMENT

         This Broker-Dealer Agreement dated as of _______ __, 2002, is between ____________________, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of AIM Select Real Estate Income Fund (the "Fund"), pursuant to authority granted to it in the Auction Agency Agreement dated as of ________ __, 2002, between the Fund and the Auction Agent (the "Auction Agency Agreement")) and [BROKER DEALER] (together with its successors and assigns, "BD").

         The Fund proposes to issue ______ shares each of Series M, W, R and F (each, a "Series") Auction Rate Preferred Shares, par value $0.001 per share, liquidation preference $25,000 per share (the "Preferred Shares"), pursuant to the Fund's Statement (as defined below).

         The Statement provides that for each subsequent Dividend Period of Preferred Shares then outstanding, the Applicable Rate for Preferred Shares for each subsequent Dividend Period shall be equal to the rate per annum that results from an Auction for Outstanding Preferred Shares on the respective Auction Date therefor next preceding the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period. The Board of Trustees of the Fund has adopted a resolution appointing Deutsche Bank as Auction Agent for purposes of the Auction Procedures, and pursuant to Section
2.5 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

         The Auction Procedures require the participation of one or more Broker-Dealers.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I. DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1 Terms Defined by Reference to the Statement.

         Capitalized terms not defined herein shall have the respective meanings specified in the Statement.

         1.2 Terms Defined Herein.

         As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

                  (b) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Statement.

                  (c) "Authorized Officer" shall mean each Managing Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

                  (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

                  (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                  (f) "Statement" shall mean the Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Auction Rate Preferred Shares for Preferred Shares of the Fund, attached hereto as Exhibit D and included in Amended and Restated Amendment No. 1 dated __________, 2002 to the Fund's Amended and Restated Agreement and Declaration of Trust, as amended (the "Declaration").

         1.3 Rules of Construction.

         Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.

                  (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

II. NOTIFICATION OF DIVIDEND.

         The provisions contained in Section 4 of Part I of the Statement concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III. THE AUCTION.

         3.1 Purpose; Incorporation by Reference of Auction Procedures.

                  (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the applicable Series of Preferred Shares for each applicable Dividend Period.

                  (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                  (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 1 of Part III of the Statement may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

                  (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

         3.2 Preparation for Each Auction.

                  (a) Not later than 9:30 A.M. on each Auction Date for a Series of Preferred Shares, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Rate in effect on such Auction Date with respect to such Series.

                  (b) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of Preferred Shares and information related thereto only to its officers, employees, agents or representatives, or those of the Fund, who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

         3.3 Auction Schedule; Method of Submission of Orders.

                  (a) The Fund and the Auction Agent shall conduct Auctions for Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                                                         Event
----                                                         -----
By 9:30 A.M.                                                 Auction Agent shall advise the Fund and the
                                                             Broker-Dealers of the Reference Rate and the Maximum
                                                             Rate as set forth in Section 3.2(a) hereof.

9:30 A.M. - 1:30 P.M.                                        Auction Agent shall assemble information communicated
                                                             to it by Broker-Dealers as provided in Section 2 of
                                                             Part II of the Statement. Submission Deadline is 1:30
                                                             P.M.

Not earlier than 1:30 P.M.                                   Auction Agent shall make determinations pursuant to
                                                             Section 3(a) of Part II of the Statement.

By approximately 3:00 P.M.                                   Auction Agent shall advise the Fund of the results of
                                                             the Auction as provided in Section 3(b) of Part II of
                                                             the Statement.

                                                             Submitted Bids and Submitted Sell Orders will be
                                                             accepted and rejected in whole or in part and
                                                             Preferred Shares will be allocated as provided in
                                                             Section 4 of Part II of the Statement.

                                                             Auction Agent shall give notice of the Auction results
                                                             as set forth in Section 3.4(a) hereof.

                  (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of the Statement.

                  (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

                  (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of Preferred Shares, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

         3.4 Notice of Auction Results.

                  (a) On each Auction Date, the Auction Agent shall notify BD by telephone of the results of the Auction. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                  (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order, and take such other action as is required of BD.

         If any Beneficial Owner or Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole shares of Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

         3.5 Service Charge to be Paid to BD.

         On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Fund an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of (A) the aggregate number of Preferred Shares placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Statement) submitted to the Auction Agent by BD plus (C) the number of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Statement that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Rate Period of one year or longer, that amount as mutually agreed upon by the Fund and BD, at the commencement of such Special Rate Period.

         For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired Preferred Shares through BD transfers those shares to another Person other than pursuant to an Auction, then BD shall continue to be the Broker-Dealer for the shares so transferred; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

IV. THE AUCTION AGENT.

         4.1 Duties and Responsibilities.

                  (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                  (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or, omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         4.2 Rights of the Auction Agent.

                  (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith to have been given by the Fund or by BD. The Auction Agent may record telephone communications with BD.

                  (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

         4.3 Auction Agent's Disclaimer.

         The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Preferred Shares.

V. MISCELLANEOUS.

         5.1 Termination.

         Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is Salomon Smith Barney Inc., then neither Salomon Smith Barney Inc. nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably. Subject to the notice requirement in the preceding sentence, the Fund in its sole discretion may direct the Auction Agent to terminate this Agreement with any Broker-Dealer pursuant to the terms hereof, for any reason or for no reason.

         5.2 Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

                  (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

                  (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

         5.3 Agent Member.

         At the date hereof, BD represents that it is a participant of the Securities Depository.

         5.4 Communications.

         Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

--------------------------------------------------------------------------------------------------
If to the Auction Agent,                                     Deutsche Bank Trust Company Americas
addressed to:                                                Corporate Trust and Agency Services
                                                             100 Plaza One
                                                             Jersey City, NJ  07311
                                                             Attention: Auction Rate Securities
                                                             Telecopier No.: 201-593-6447
                                                             Telephone No.: 201-593-6880
--------------------------------------------------------------------------------------------------
If to the BD,                                                [BROKER DEALER]
addressed to:                                                Telecopier No.:  (212) ___-____
                                                             Telephone No.:  (212) ___-____
--------------------------------------------------------------------------------------------------

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when received at the address specified herein. Communications shall be given on behalf of BD by a

BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

         5.5 Entire Agreement.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

         5.6 Benefits.

         Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

         5.7 Amendment; Waiver.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         5.8 Successors and Assigns.

                  (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of BD.

         5.9 Severability.

         If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

         5.10 Execution in Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         5.11 Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

         5.12 Limitation of Liability.

         Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Fund individually but are binding only upon the assets and property of the Fund and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                      DEUTSCHE BANK TRUST COMPANY
                                      AMERICAS


                                      ---------------------------------------
                                      By:
                                      Title:


                                      [BROKER DEALER]


                                      ---------------------------------------
                                      By:
                                      Title:

                                  EXHIBIT INDEX

Exhibit A                  Auction Bid Form
Exhibit B                  Transfer Form
Exhibit C                  Notice of Failure to Deliver
Exhibit D                  Statement of ARPS

                                    EXHIBIT A

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                AUCTION BID FORM

Submit To:                                                   Issue:
----------                                                   ------
Deutsche Bank Trust Company Americas                         AIM Select Real Esate Income Fund
Corporate Trust and Agency Group                             Auction Rate Preferred Shares, Series [M,W,T or F]
Four Albany Street                                           ("Preferred Shares")
New York, NY 10006
Attention:  Auction Rate Securities
Telecopier No.:  (212) 250-6850
Telephone No.:  (212) 250-6688

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder: ______________________


                                BENEFICIAL OWNER

Shares now held ___________                                  HOLD _________________________________
                                                             BID at rate of _______________________
                                                             SELL _________________________________


                           POTENTIAL BENEFICIAL OWNER

                                                             # of shares ___________
                                                             BID at rate of __________ Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

(4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

NAME OF BROKER-DEALER ________________________________
Authorized Signature _________________________________

                                    EXHIBIT B

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

         Re:      AIM Select Real Estate Income Fund
                  Auction Rate Preferred Shares, Series [M, W, R or F] ("Preferred Shares")

We are (check one):

         [ ]  the Existing Holder named below;

         [ ]  the Broker-Dealer for such Existing Holder; or

         [ ]  the Agent Member for such Existing Holder.

         We hereby notify you that such Beneficial Owner has transferred ________ shares of Preferred Shares to ___________________________.




                                    __________________________________________
                                    (Name of Existing Holder)


                                    __________________________________________
                                    (Name of Broker-Dealer)


                                    __________________________________________
                                    (Name of Agent Member)


By:_______________________________
     Printed Name:
     Title:

                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for Preferred Shares sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

         We are a Broker-Dealer for ___________________ (the "Purchaser"), which purchased ________ shares of Series __ of Preferred Shares of AIM Select Real Estate Income Fund in the Auction held on ____________________ from the seller of such shares.

         We hereby notify you that (check one):

_____    the Seller failed to deliver such shares to the Purchaser.

_____ the Purchaser failed to make payment to the Seller upon delivery of such shares.


                                             Name: ____________________________
                                                      (Name of Broker-Dealer)

                                             By: ______________________________
                                                      Printed Name:
                                                      Title:

                                    EXHIBIT D

                                STATEMENT OF ARPS



Incorporated by reference to Attachment A of the Statement of Additional Information contained in Registrant's electronic filing of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 under the Securities Act of 1933 on July 17, 2002, File Nos. 333-90388 and 811-21048.